ABX Air Issues Default Notice to DHL

WILMINGTON, OH - November 9, 2007 - ABX Air, Inc., (NASDAQ: ABXA) today said it has notified its principal customer, DHL, that it considers DHL in default under terms of the two principal commercial agreements between the companies, and that ABX Air is reviewing its options while continuing to maintain full service to DHL and its customers.

ABX Air said in a Form 8-K filing with the Securities and Exchange Commission today that DHL has withheld payments to ABX Air otherwise due for reimbursement of legitimate expenses under the ACMI Service Agreement and the Hub and Line-Haul Services Agreement, which govern the business relationship between the companies.

The dispute centers on a claim by DHL that certain ABX Air expenses are no longer eligible for reimbursement in full by DHL under the agreements, because ABX Air's revenues from other customers have exceeded a 10% threshold of ABX Air's total revenues. ABX Air's position is that DHL has improperly excluded from its calculation certain ABX Air revenues that stem from reimbursements for fuel expenses that ABX Air incurred on behalf of DHL. When such fuel-related revenues are properly included in the calculation, ABX Air's revenues from other customers have not exceeded the 10% threshold in the agreement. In addition, DHL is claiming that ABX Air's costs in maintaining its public company status and certain professional fees incurred by ABX with respect to an unsolicited indication of interest from ASTAR Air Cargo are not recoverable under the agreements.

Joe Hete, president and CEO of ABX Air, said, "As the events described in our 8-K filing indicate, our decision to declare DHL in default of our ACMI and Hub Services commercial agreements was taken only after intensive efforts on our part to resolve this issue directly with DHL, or to continue normal operations under explicit language in the agreements for working together while disputed matters are resolved through arbitration. Unfortunately, DHL has chosen a course that leaves us with no alternative, as a public company, other than to inform our shareholders of the steps we are obliged to take to defend their interests.

"At the same time, I want to reaffirm that ABX Air is today, and intends to remain, DHL's principal U.S. business partner. As we pursue a solution to this matter under terms of the agreements, we intend to continue to provide DHL and its customers with dedicated, efficient, and high-quality air and ground logistics services, subject to the terms of our commercial agreements.

"We are aware of the disclosures yesterday by the management of DHL's parent company, Deutsche Post World Net, that growth in DHL's U.S. network has slowed considerably in recent months, and that DHL's U.S. operations are "the critical issue" for that company. While we are eager to support DHL in its efforts to build market share, growth, and profitability in the U.S., that process cannot be furthered at the expense of the shareholders of ABX Air."

ABX Air also stated that the refusal of DHL to pay the amounts due to ABX Air under the agreements may cause it to be in default under certain of its credit facilities. Should this be the case, ABX Air will consider whether to seek reimbursement from DHL for any damages or liabilities ABX Air may incur as a result of any such default.

ABX Air said its alternatives include, but are not limited to, pursuing the dispute resolution process set forth in the agreements, negotiating with DHL to resolve the disputed issues, or any other option available to ABX Air at law or in equity.

About ABX Air

ABX Air (www.abxair.com) is an air cargo services provider operating out of Wilmington, Ohio, and 15 hubs throughout the United States. In addition to providing airlift capacity and sort facility staffing to DHL, ABX Air is a Part 121 operator and holds a Part 145 FAA Repair certificate. It provides charter, maintenance and package handling services to a diverse group of customers. ABX Air is the largest employer in a several-county area in southwestern Ohio.

Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. ABX Air, Inc.'s actual results may differ materially from the results discussed in the forward-looking statements. There are a number of important factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, uncertainty as to the outcome of the commercial disputes with DHL, uncertainty as to the impact that these disputes may have on our financing arrangements, and other factors that are contained from time to time in ABX Air's filings with the U.S. Securities and Exchange Commission, including ABX Air's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on the Company's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ABX Air undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Contact: Quint Turner

ABX Air, Inc.

937-382-5591